SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 31, 2005
FLOWSERVE CORPORATION
(Exact name of registrant as specified in its charter)

New York	1-13179	31-0267900
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

5215 N. O’Connor Blvd., Suite 2300, Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (972) 443 - 6500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 31, 2005, Flowserve Corporation (the “Company”), Flowserve US, Inc., a wholly owned subsidiary of the Company and certain other subsidiaries of the Company entered into an Asset Purchase Agreement with Furmanite Worldwide Inc. (“Furmanite”), a unit of Xanser Corp., and certain subsidiaries of Furmanite, whereby the Company sold assets of its General Services Group (the “GSG Assets”), which include general valve maintenance provided at local service centers and pressurized on-line repair services provided at customer sites. The purchase price for the GSG Assets was approximately $16 million in gross cash proceeds, which is subject to adjustment based on the determination of working capital of the GSG Assets after the closing. Among the assets excluded from the GSG Assets were approximately $12 million of net accounts receivable retained by the Company. In connection therewith, the Company entered into certain non-competition covenants with Furmanite regarding business relating to GSG Assets.
Item 2.06. Material Impairment.
     On December 31, 2005, the Company concluded that a non-cash impairment charge is required in connection with Company’s disposition of GSG Assets as described in Item 1.01 of this Form 8-K. The Company estimates that the non-cash impairment charge (related to property, plant and equipment comprising GSG Assets) is expected to be approximately $18 million to be recorded in the fourth quarter of 2005. In addition to the charge described above, as disclosed in the Company’s Form 8-K filed on February 10, 2005, the Company recognized a goodwill impairment charge relating to the GSG Assets in the first quarter of 2005, which it expects will be less than $15 million. The Company estimates that it will recognize in its 2005 financial results a loss related to impairment charges and the ultimate sale totaling approximately $34 million, subject to any post-closing adjustments, plus transaction expenses and related employee retention costs.
Item 9.01 Financial Statements and Exhibits.
(d)     Exhibits

Exhibit
Number	Description

10.1	Asset Purchase Agreement, dated as of December 31, 2005, by and among the Company, Flowserve US, Inc., certain other subsidiaries of the Company, Furmanite Worldwide Inc. and certain subsidiaries of Furmanite.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLOWSERVE CORPORATION
By:	/s/ Ronald F. Shuff
Ronald F. Shuff
Vice President, Secretary and General Counsel

Date: January 6, 2006

Index to Exhibits

Exhibit
Number	Description

10.1	Asset Purchase Agreement, dated as of December 31, 2005, by and among the Company, Flowserve US, Inc., certain other subsidiaries of the Company, Furmanite Worldwide Inc. and certain subsidiaries of Furmanite.

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